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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 30, 1998 with respect to the consolidated financial statements of Village Bankshares, Inc. and Subsidiary included in this Proxy Statement/Prospectus Regions Financial Corporation and Village Bankshares, Inc.

/s/ Saltmarsh, Cleaveland & Gund


Pensacola, Florida
July 8, 1998